CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 97 and Amendment No. 98, to the Registration Statement on Form N-1A of Tidal ETF Trust and to the use of our reports dated January 27, 2022 and March 1, 2022 on the financial statements and financial highlights of RPAR Risk Parity ETF, a series of Tidal ETF Trust. Such financial statements and financial highlights appear in the 2021 Annual Reports to Shareholders, which are incorporated by reference into the Statement of Additional Information.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 25, 2022